AMENDMENT 0F ARTICLES OF INCORPORATION

                                                                       [RECEIVED
                                                                      FEB 5 1953
                                                                       SECRETARY
                                                                       OF STATE]

State of Utah
                    ss
County of Salt Lake

      Whereas, on the 20th day of January 1953, a meeting of the Stockholders of Red Hills Mining Company was held at the time and place designated; the purpose of the meeting being to vote on the proposition of amending the articles of incorporation or the company in two places, vis;

      The first sentence only of Article I, which now reads "The name of this corporation shall be Red Hills Mining Company", to read "The name of this corporation shall be Allied Oil and Minerals Company".

            Also Article IV, which now reads " The capital stock of this corporation shall be $20,000.00, divided into 2,000,000 shares of $.01 per share ", to read " The capital stock of this corporation shall be 40,000.00, divided into 4,000,000 shares of $.0l per share".

            The number of shares represented at the meeting in person or by proxy was 453,000 shares, which was the majority of all the outstanding stock of the corporation.

      The voting was unanimous in favor of the proposition.

      Therefore, we hereby request the Secretary of State of the State of Utah to certify this amendment of the articles as set forth.

      In witness whereof, we have duly executed this instrument this 29th day of January 1953, at Salt Lake City, Utah State of Utah

                                                  RED HILL MINING COMPANY
Attest:

                                                  By /s/ Paul C. Lyon
/s/ Paul C. Lyon                                     --------------------
---------------------                                       President
       Secretary

State of Utah
                   SS
County of Salt Lake

      Before me, a Notary Public, within and for said County and State, on this 29th day of January 1953, personally appeared Paul C. Lyon and Paul C. Lyon Jr., well known to me to be the identical persons who executed the above and foregoing instrument, and who being duly sworn, deposed and acknowledged to me that they are the President and Secretary, respectively, of Red Hills Mining Company, the corporation on whose behalf they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

      In witness whereof, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                                /s/ [ILLEGIBLE]
                                                --------------------------------
My commission expires:                                   Notary Public
                                                Residing at Salt Lake City, Utah
June 14, 1954

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                                                       [RECEIVED
                                                                     FEB 28 1957
                                                                       SECRETARY
                                                                       OF STATE]

      Whereas, on the 23rd day of February, 1957, the regular annual meeting of the stockholders of Allied Oil and Minerals Company was held at the time and place designated in a notice given to all stockholders of the corporation; a purpose of the meeting being to vote on a proposition of amending the articles of incorporation of the company as follows, vis:

            ARTICLE IX, as at present set forth, shall be deleted in its entirety and replaced with the following paragraphs:

      "The regular annual meeting of the stockholders of this corporation for the election of directors and the transaction of general business of the corporation shall be held on the fourth Saturday in February at 12:15 o'clock P.M. at the general office of the company in Salt Lake City, Utah. Notice of the annual meeting shall be given by mailing to each stockholder, at his last known address as shown on the company's books, a written or printed notice thereof, said notice to be mailed at least ten (10) days before and not more than thirty
(30) days before the meeting. In the event that the notice of the meeting shall not be given in time, the meeting may be held at a subsequent date by giving notice as above provided. The stock represented at the meeting, whatever its amount, shall constitute a quorum, and every question or election thereat shall be decided by a majority of the votes cast.

      "Special meetings of the stockholders may be called at any time by a resolution of the Board or by holders of one third (1/3) of the outstanding stock of the corporation; notice shall be given as for the annual meeting, but a majority of the outstanding stock shall be required at all meetings except the annual meeting, to do business.

      "The corporation may require a bond from the secretary, treasurer or and other officer of the company, conditioned for the faithful performance of the duties of such office"

            ARTICLE XIII shall be amended by adding the following paragraph to it:

      "Notice of each assessment levied shall be given in the manner as XX the Laws of the State of Utah provide. Notice of delinquency shall be given by mailing to each holder of stock, upon which an assessment is delinquent, a notice of such delinquency specifying each certificate of such holder that is delinquent, the number of shares upon which the


                                  (see page 2)
assessment is delinquent and the amount due thereon; said notice of delinquency shall be mailed at least fifteen (15) days prior to the day of sale and shall be mailed by ordinary mail to the stockholder at his last known address; no other notice of delinquency need be given; if it appears that some stockholders of the corporation, whether of record or not, may not have received the notice of assessment, or if further notice is desired by the company, the Secretary may cause a list of all delinquent certificates, stating the number of shares, the amount due thereon and the names appearing thereon, to be published once in any newspaper of general circulation in Salt Lake City, Utah, said publication to be at least fifteen days before the date of sale."

      The majority of all of the outstanding stock of the corporation was represented at the meeting.

      The voting was unanimous in favor of the proposition to so amend the articles of incorporation.

      Therefore, we hereby request the Secretary of State of the State of Utah to certify this amendment of the articles as set forth.

      In witness whereof, We have duly executed this instrument this 26th day of February, 1957 at Salt Lake City, Utah.

                                                ALLIED OIL AND MINERALS COMPANY
Attest:

                                               By: /s/ [ILLEGIBLE]
 /s/ [ILLEGIBLE]                                   ------------------------
-------------------------                           President
       Secretary

STATE OF UTAH       )
                    ) SS
COUNTY OF SALT LAKE )

      Before me, a Notary Public, within and for said County and State, personally appeared Paul C. Lyon and K. Ryan, known to me to be the identical persons who executed the foregoing instrument, and who being first duly sworn, deposed and acknowledged to me that they are the President and Secretary, respectively, of Allied Oil and Minerals Company, on whose behalf they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

      In witness whereof, I have hereunto set my hand and affixed my official seal this 28th day of February, 1957 at Salt Lake City, Utah.


My commission expires:                         /s/ [ILLEGIBLE]
                                               --------------------------
                                                      Notary Public
[ILLEGIBLE]                                    Residing at Salt Lake City, Utah

                     AMENDMENT TO ARTICLES OF INCORPORATION

      Whereas on the 27th day of February, 1960, the regular annual meeting of the stockholders of ALLIED OIL AND MINERALS COMPANY was held at the time and place designated in a notice given to all stockholders of the corporation, said notice also having been published; a purpose of the meeting being to amend the Articles of Incorporation as follows, vis:

      ARTICLE XIII shall be amended by changing the first sentence of the second paragraph, as amended, to read as follows:

            "Notice of each assessment levied shall be given in the manner as the laws of the State of Utah provide, except that no newspaper publication of the assessment notice shall be required."

      ARTICLE XIV shall be amended to read as follows:

            "These articles may be amended in any particular and at any time by a majority vote of the outstanding stock at any annual or special meeting, provided five days prior written notice by mail had been given each stockholder of record."

      The majority of the outstanding stock was represented at the meeting.

      The voting was unanimous in favor of the proposed amendments.

      Therefore, we hereby request the Secretary of State of the State of Utah to certify these amendments as set forth.

      In witness whereof, we have duly executed this instrument this 29th day of February, 1960 at Salt Lake City, Utah.

Attest:                                    ALLIED OIL AND MINERALS COMPANY


/s/ [ILLEGIBLE]                            By: [ILLEGIBLE]
-----------------------                        -----------------------
      Secretary                                       President

STATE OF UTAH      )
                   ) SS
COUNTY OF SALT LAKE)

      Before me, a Notary Public, within and for said County and State, personally appeared Paul C. Lyon and K. Ryan, known to me to be the identical persons who executed the foregoing instrument, and who being first duly sworn, deposed and acknowledged to me that they are the President and Secretary, respectively, of Allied Oil and Minerals Company, on whose behalf they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

      In witness whereof, I have hereunto set my hand and affixed my official seal this 29th day of February, 1969 at Salt Lake City, Utah


My commission expires:                       /s/ [ILLEGIBLE]
                                             --------------------------------
June 13, 1962                                Notary Public  residing in
                                             Salt Lake County, Utah

                        Statement of Domestic Corporation

                 Required by Title 18 of the Revised Statutes of Utah, 1933

                                   ----------

      We, the president (or vice-president) and secretary (or treasurer) of

            RED HILLS MINING COMPANY

a corporation being organized under the laws of the State of Utah, do hereby certify and declare:

      1. That the principal office and place of business in Utah will be at

         501 Atlas Bldg., Salt Lake City, Utah.

      2. That the general nature of the business of said corporation to be transacted in the State of Utah is Mining

      3. That the names and addresses of the principal officers of said corporation are as follows:

                 Name                                      Address

      Paul C. Lyon                         President Salt Lake City, Utah.
     T.E. Wessel                           Vice-President Gold Hill, Utah
     A.A. Atkins                           Secretary Salt Lake City, Utah
     A.A. Atkins                           Treasurer Salt Lake City, Utah
     Paul C. Lyon                          General Manager Salt Lake City, Utah.

      4.    The amount of the authorized capital stock of said corporation is

      Twenty Thousand ($20,000.00) ------------------------------ Dollars.
                                    Common $20,000.00
                                    Preferred $ none

      5.    The amount of capital stock subscribed is

                                    Common $20,000.00
                                    Preferred $ none

      6.    The amount of capital stock actually paid in, in cash or property is

      Twenty Thousand ($20,000.00) ------------------------------ Dollars.

      7. The proportion and amount of the capital stock of said corporation represented by its property located in Utah or to be acquired therein and by its business to be transacted therein is

              none                                                Dollars.

                                                      /s/ Paul C. Lyon
                                                      --------------------
                                                           President


                                                      /s/ A.A. Atkins
                                                      ---------------------
                                                       Secretary-Treasurer

STATE OF Utah
                  ) ss.
COUNTY Salt Lake

      On this 28th day of February A.D. 19__. personally appeared before me, a Notary Public in and for said County and State

    Paul C. Lyon and A.A. Atkins

who are respectively president (or vice-president) and secretary (or treasurer) of the above described corporation and made oath that the foregoing statement by them subscribed is true in substance and in fact.

                                                      /s/ [ILLEGIBLE]
                                                      ----------------------
                                                          Notary Public

                             Residing at Salt Lake City, Utah.

My Commission expires Feb. 19 1941

STATE OF UTAH       )
                    :SS
County of Salt Lake )

      Paul C. Lyon, Ruth P. Lyon and D.W. Adamson, three of the incorporators end subscribers to the Articles of Incorporation of RED HILLS MINING COMPANY, depose and say: That it is bona fide their intention and the intention of all the said incorporators hereto, to commence and carry on the business of said corporation as mentioned in said agreement, in accordance with the foregoing Articles; that the full amount of the stock subscribed by each and all of the subscribers to the foregoing Agreement and the total capital stock of said corporation has been fully paid by the transfer to and acceptance by the corporation of the property therein described, and [ILLEGIBLE] believe said property to be of the fair cash market value for which it has been accepted by this corporation.


                                                  /s/ Paul C. Lyons
                                                  ---------------------------


                                                  /s/ Ruth P. Lyons
                                                  ---------------------------


                                                  /s/ D.W. Admanson
                                                  ---------------------------


                                                  ---------------------------

      Subscribed and sworn to before me this 3 day of Mar.


                                                  /s/ [ILLEGIBLE]
                                                  ---------------------------
                                                          Notary Public
My commission expires                             Residing at Salt Lake City

Feb. 19 1940

                              ARTICLES OF AMENDMENT

                                     OF THE

                           ARTICLES OF INCORPORATION

                                       OF

                         ALLIED OIL AND MINERAL COMPANY

                                                                [ILLEGIBLE SEAL]

      Pursuant to the provisions of Section 16-10-54 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The name of the corporation is: ALLIED OIL AND MINERAL COMPANY.

      SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on January 8, 1971, in the manner prescribed by the Utah Business Corporation Act:

      Article One of the Articles of Incorporation presently provides as follows:

                                    ARTICLE I

      That the name of this Corporation is and shall be: ALLIED OIL AND MINERAL COMPANY.

      Article One of the Articles of Incorporation is amended to read as follows:

                                    ARTICLE I

      The name of the corporation is: COMMUNITY EQUITIES CORPORATION.

      Article Two of the Articles of Incorporation presently provides as follows:

                                   ARTICLE II

      The period of its existence shall be one hundred years unless sooner dissolved or disincorporated according to law.

      Article Two of the Articles of Incorporation is amended to read as follows:

                                   ARTICLE II

      The period or the existence or this Corporation shall be perpetual.

      Article Four of the Articles of Incorporation presently provides as follows:

                                   ARTICLE IV

      The capital stock of this Corporation shall be $40,000.00 divided into 4,000,000 shares of $.01 per share.

      Article Four of the Articles of Incorporation is amended to read as follows:

                                   ARTICLE IV

      The capital stock of this corporation shall be one hundred and fifty thousand dollars ($150,000.00) divided into fifteen million (15,000,000) shares of a par value of one cent (1(cent)) each.

      All of said stock shall be issued without any pre-emptive right, or option, other than hereinabove provided, to any stockholder and the stock may be sold accordingly and under such terms and conditions as may be specified by the Board of Directors.

      Article Thirteen of the Articles of Incorporation presently provides as follows:

                                  ARTICLE XIII

      The capital stock of this corporation shall be assessable.

      Article Thirteen of the Articles of Incorporation is amended to read as follows:

                                  ARTICLE XIII

      The stock of the corporation shall be non-assessable.

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,293,109, and the number of shares entitled to vote thereon was 1,293,109.

      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                         Class                Number of Shares
                         -----                ----------------

                         Common                   1,293,109

      FIFTH: The number of shares voted for such amendment was 787,400, and the number of shares voted against such amendment was 4,000.

      SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                                              Number of Shares Voted
                                              ----------------------
                         Class                For            Against
                         -----                ---            -------
                        Common               787,400         4,000

      SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: NONE

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: Capital increased from $40, 000 divided into 4,000,000 shares of $.01 per share to $150, 000. 00 divided into 15, 000, 000 shares of a par value of $.01 each.

      Dated this 21st day of January 1971.


                                                   By /s/ [ILLEGIBLE]
                                                      ------------------------
                                                      Its President


                                                   By /s/ [ILLEGIBLE]
                                                      ------------------------
                                                      Its Secretary

STATE OF UTAH      )
                   : ss.
COUNTY OF SALT LAKE)

      I, /s/ Phyllis A. Birrell a Notary Public, do hereby certify that on this 21st day of January 1971, personally appeared before me DONALD D. GLENN and GWEN
G. ADAMSON, who, being by me first duly sworn, declared that they were the President and Secretary, respectively, of ALLIED OIL AND MINERALS COMPANY, that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.


                                              /s/ Phyllis A. Birrell
                                              -------------------------------
                                              NOTARY PUBLIC
                                              Residing in Salt Lake County

My commission expires:
Feb 19 - 1974

                             ARTICLES OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                         COMMUNITY EQUITIES CORPORATION

                                                                    RECEIVED
                                                                   OFFICE OF
                                                              SECRETARY OF STATE

      Pursuant to the provisions of Section 16-10-54 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The name of the corporation is: COMMUNITY EQUITIES CORPORATION, formerly Allied Oil and Mineral Company.

      SECOND: The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation at their annual meeting held on February 26, 1972, in the manner prescribed by the Utah Business Corporation
Act:

      Article VII of the Articles of Incorporation presently provide as follows:

                                  "ARTICLE VII

      "The officers of the corporation and their qualifications shall be:

            "(1) A Board of not less than three nor more than nine directors. The corporation shall begin business with a board of SEVEN directors, but the Board of directors by resolution or by-laws may at any time increase such number to nine or decrease such number to three without amending these articles.

            "(2)  A President

            "(3)  A Vice President

            "(4)  A Secretary

            "(5)  A Treasurer, and

            "(6) Such other subordinate officers or agents, including assistant to secretary or treasurer, as may be appointed by the Board of Directors or provided by the by-laws.

      "Any two of the above offices except president and vice president, may be held by the same person. Directors must be stockholders as shown by the books of the corporation, and the president and vice president must be directors. Whenever any director ceases to be a stockholder of record, he shall cease to be a director. Vacancies in the Board, caused by death, resignation or disqualification, shall be filled by the remaining directors, who shall constitute a quorum for that purpose. The secretary and treasurer need not be directors or stockholders.

      "The affairs and business of the corporation shall be controlled and managed by the Board of Directors, which shall have power to mortgage or hypothecate or lease any of the property of the corporation without the consent, ratification or other action of stockholders, but it shall be necessary before a sale of the property can be made, to have the consent of a majority of the outstanding stock."

      Article VII of the Articles of Incorporation is amended to read as follows:

                                  "ARTICLE VII

      "The exact number of directors may from time to time be specified by the Bylaws, but not less than three nor more than nine. When the Bylaws shall not specify the exact number of directors, the number of directors shall be nine. Except as may otherwise be required by law, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the directors then in office, though less than a quorum.

      "The directors shall have the power, if the Bylaws so provide, to hold their meetings and to have one or more offices within or without the State of Utah, and to keep the books, documents and papers of the corporation (subject to the provisions of the laws of Utah) outside of the State of Utah at such places as may be from time to time designated by the Board of Directors.

      "No contract or transaction entered into by the corporation shall be affected by the fact that a director of the corporation is personally interested in it, if, at the meeting of the Board of Directors making, authorizing, or confirming such contract or transaction, the interested director discloses his interest therein and refrains from voting on such contract or transaction, and such contract or transaction is adopted or ratified by a majority of a quorum of directors present.

      "The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise."

      Article IX of the Articles of Incorporation presently provides as follows:

                                   "ARTICLE IX

      "The regular annual meeting of stockholders of this corporation for the election of officers and the transaction of the general business of the corporation shall be held on the fourth Saturday in February, 1939, at the general office of the Company in Salt Lake City, Utah, at the hour of one o'clock P.M. No notice of the annual meeting need be given, but notice of special meetings must be given and such notice shall be sufficient if mailed to each stockholder at his last known address as shown by the books and records of the corporation not less than five days before the time fixed for such special meeting. The manner of voting at stockholders' meetings shall be by ballot or viva voce as those present shall determine, each stockholder being entitled to one vote, in person or by proxy, for each share of stock held by him. A majority of the issued stock shall be necessary to constitute a quorum at all annual and special meetings, but the holders of any lesser number of shares may adjourn from time to time or to a day certain.

      "The corporation may require a bond from the secretary, treasurer or any other officer of the company, conditioned for the faithful performance of the duties of such office.

      "Officers and directors may be removed and their successors elected in the manner provided by the laws of Utah, or in the absence of statute, by the vote of a majority of the outstanding stock of the corporation, at a meeting called for that purpose.

      "All meetings of stockholders and all regular meetings of directors shall be held at the general office of the corporation in Salt Lake City, Utah. Special meetings of the directors may be held anywhere in or outside of the State of

Utah, after at least five days notice thereof, which may be given in any manner, or the waiver of such notice by such directors as are not notified."

      Article IX of the Articles of Incorporation is amended to read as follows:

                                   "ARTICLE IX

      "Meetings of the shareholders may be held at the registered office of the corporation in the City of Salt Lake City or at such other place either within or without the State of Utah as shall be provided by the Bylaws of the corporation and the notices of such meetings."

      Article X of the Articles of Incorporation presently provides as follows:

                                   "ARTICLE X

      "The directors and officers who shall hold office until the first meeting of stockholders herein provided for, unless vacancies shall sooner occur, and until the election and qualification of their respective successors are as follows:

             Paul C. Lyon                Director and President.
             T.E. Wessel                 Director and Vice President.
             J.W. Gebhart                Director
             S.B. Robbins                Director
             A.H. Christensen            Director
             Walter H. Stookey           Director
             D.W. Adamson                Director."

Article X of the Articles of Incorporation is amended to read as follows:

                                   "ARTICLE X

      "The purposes for which the corporation is formed are as follows:

      "(a) Directly, or through ownership of shares in any corporation, to purchase, lease, exchange, or otherwise acquire real estate and property, either improved or unimproved, and any interest therein; to own, hold, control, maintain, manage, and develop the same; to erect, construct, maintain, improve, rebuild, enlarge, alter, manage, operate, and control all kinds of buildings, houses, hotels, apartments, stores, offices, warehouses, mills, shops, factories, machinery, and plants, and all structures and erections of any description on any lands owned, held, or leased by the corporation, or upon any other lands; to lease or sublet offices, stores, apartments, and other space in such building or buildings, and to sell, lease, sublet, mortgage, grant a security interest in, exchange, assign, transfer, convey, pledge, or otherwise alienate or dispose of any of such real estate and property, and any interest therein.

      "(b) Directly, or through ownership of shares in any corporation, to purchase or otherwise acquire, hold, manufacture, sell, exchange, mortgage, grant a security interest in, pledge, hypothecate, deal in, and dispose of commodities, building materials, and other personal and real property of every kind, and any interest therein.

      "(c) To purchase or otherwise acquire, hold, sell, exchange, pledge, hypothecate, underwrite, deal in and dispose of shares, bonds, notes, debentures, or other evidences of indebtedness and obligations and securities of any corporation, company, association, partnership, syndicate, entity, or person, domestic or foreign, or of any domestic or foreign state, government, or governmental authority or of any political or administrative subdivision or department thereof, and certificates or receipts of any kind representing or evidencing any interest in any such shares, bonds, notes, debentures, evidences of indebtedness, obligations, or securities; to issue its own shares, bonds, notes, debentures, or other evidences of indebtedness and obligations and securities for the acquisition of any such shares, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates, or receipts purchased or acquired by it; and, while the owner or holder of any such shares, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates, or receipts, to exercise all the rights of ownership in respect thereof; and, to the extent now or hereafter permitted by law, to aid by loan, subsidy, guaranty or otherwise, those issuing, creating, or responsible for any such shares, bonds, notes, debentures, evidences of indebtedness, obligations, securities, certificates, or receipts.

      "(d) To purchase or otherwise acquire, hold, exchange, pledge, hypothecate, sell, deal in, and dispose of mortgages covering any kind of property, tax liens, and transfers of tax liens on real estate.

      "(e) To transact a general real estate agency and brokerage business, buying, selling, and dealing in real estate and real property and any interest therein, on commission, or otherwise, and renting and managing real estate; and to act as agent, nominee, or attorney-in-fact for any persons or corporations in buying, selling, holding, and dealing in real estate and any interest therein and chosen in action secured thereby and other personal property collateral thereto and in supervising, managing, and protecting such property and any interest therein and claims affecting same.

      "(f) To purchase or otherwise acquire, undertake, carry on, improve, or develop, all or any of the business, good will, rights, assets, and liabilities of any person, firm, association, or corporation carrying on any kind of business of a similar nature to that which this corporation is authorized to carry on, pursuant to the provisions of this certificate; and to hold, utilize, and in any manner dispose of the rights and property so acquired.

      "(g) To make any guaranty respecting dividends, shares, securities, indebtedness, interest, contracts, or other obligations so far as the same may be permitted to be done by corporations organized under the business corporation laws of the State of Utah.

      "(h) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession, or cooperations, with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized to carry on or any business or transaction deemed necessary, convenient, or incidental to the carrying out of any of the purposes of the corporation.

      "(i) To enter into and make all necessary contracts for its business with any person, entity, partnership, association, corporation, domestic or foreign, or of any domestic or foreign state, government, or governmental authority, or of any political or administrative subdivision, or department thereof, and to perform and carry out, assign, cancel, or rescind any such contracts.

      "(j) To exercise all or any of the corporate powers and to carry out all or any of the purposes, enumerated herein or otherwise granted or permitted by law, while acting as agent, nominee, or attorney-in-fact for any persons or corporations, and to perform any service under contract or otherwise for any corporation, joint stock company, association, partnership, firm, syndicate, individual, or other entity, and in such capacity or under such arrangement to develop, improve, stabilize, strengthen, or extend the property and commercial interests thereof, and to aid, assist, or participate in any lawful enterprises in connection therewith or incidental to such agency, representation, or service, and to render any other service or assistance insofar as it lawfully may under the corporation laws of the State of Utah.

      "(k) To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth, either alone or in association with others, and incidental or pertaining to, or growing out of, or connected with, its business or powers, provided the same be not inconsistent with the laws of the State of Utah.

      "Nothing herein contained shall be deemed or construed as authorizing, or permitting, or purporting to authorize or permit the corporation to carry on any business, exercise any power, or do any act which the corporation may not, under the business corporation laws of the State of Utah, lawfully carry on, exercise, or do.

      "The provisions in the clauses contained in this Article are to be construed both as purposes and powers and shall, except when otherwise expressed in this Article, be in no wise limited or restricted by reference to or inference from the terms of any other clause of this, or of any other, Article of this certificate, but each of the purposes and powers specified in this Article shall be regarded as independent purposes and powers; and the specification herein contained of particular powers is not intended to be, and shall not be held to be, in limitation of the general powers herein contained, or in limitation of the powers granted to corporations under the laws of the State of Utah, but is intended to be, and shall be held to be, in furtherance thereof."

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 6,535,545 shares. The number of shares entitled to vote thereon was 6,535,545 shares.

      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                     Class                Number of Shares
                     -----                ----------------

                     Common                  6,535,545

      FIFTH: The number of shares voted for such amendment was 4,013,705 and the number of shares voted against such amendment was 1,875.

      SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                                       Number of Shares Voted
                                       ----------------------
                     Class             For            Against
                     -----             ---            -------

                     Common            4,013,705       1,875

      SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: NONE.

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: NONE.

      Dated this 27th day of February, 1973.


                                               By /s/ Harold R. Smith
                                                  -------------------------
                                                  Its President


                                               By /s/ Mildred J. Neill
                                                  -------------------------
                                                  Its Secretary

STATE OF [ILLEGIBLE] )
                      SS.
COUNTY OF [ILLEGIBLE])

      I, /s/ [ILLEGIBLE], a Notary Public, do hereby certify that on this 27th day of February, 1973, personally appeared before me HAROLD R. SMITH and MILDRED
J. NEILL, who, being by me first duly sworn, declared that they were the President and Secretary, respectively, of COMMUNITY EQUITIES CORPORATION, that they signed the foregoing document as President and Secretary of the corporation, and that the statements therein contained are true.


                                                  /s/ [ILLEGIBLE]
                                                  --------------------------
                                                        Notary Public

My commission expires: 7-23-76

              State of Utah
         Department of Commerce
Division of Corporations and Commercial Code

We hereby ratify that the foregoing has been filed and approved on this 13 day of Mar 98 by the office of this Division and hereby issue this Certificate thereof.

Examiner /s/ BS Date 3/17/98


[SEAL]   /s/ Korla B Woods
         -----------------
         Korla B. Woods

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                         COMMUNITY EQUITIES CORPORATION

      Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, ATLANTICA, INC., a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:

SECOND:

THIRD: Article IV of the Articles of Incorporation presently provides as follows:

            The capital stock of the corporation shall be one hundred fifty thousand dollars ($150,000.00) divided into fifteen million (15,000,000) shares of a par value of one cent each.

FOURTH: Article IV of the Articles of Incorporation is amended to read as follows:

            The authorized capital stock of the corporation shall be twenty-five million (25,000,000) shares of common stock, with a par value of $0.000l per share.

FIFTH:      By executing these Articles of Amendment to the Articles of incorporation, the president and secretary of the Corporation do hereby certify that on March 13, 1998, the foregoing amendment to the Articles of Incorporation of ATLANTICA, INC. was authorized and approved pursuant to section 16-l0a-1003 of the Utah Revised Business Corporation Act by the consent of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 10,628,436 of which 7,575,508 shares voted for and no shares voted against the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

      DATED this 13th day of March, 1998.


                                                    /s/ Gregory Aurre
                                                    ---------------------------
                                                    Gregory Aurre, President


                                                    /s/ Gregory Aurre
                                                    ---------------------------
                                                    Gregory Aurre III, Secretary